UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IItem 5.07Submission of Matters to a Vote of Security Holders.

On February 12, 2025, Capstone Green Energy Holdings, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the close of business on December 16, 2024, the record date for the Annual Meeting (the “Record Date”), 18,540,789 shares of the Company’s voting common stock, par value $0.001 per share (“Common Stock”), were issued and outstanding, and each holder of the Company’s Common Stock as of the Record Date was entitled to one vote for each share of Common Stock held by such stockholder on that date. Holders of the Company’s non-voting common stock, par value $0.001 per share, were not entitled to notice of, or to vote at, the Annual Meeting. At the Annual Meeting, stockholders entitled to a total of 11,276,755 votes, or approximately 60.82% of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting, were present or represented by proxy, constituting a quorum. The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal 1: The election of the following individual to the Company’s board of directors as a Class I director to serve until the Company’s 2027 annual meeting of stockholders or until their successor has been elected and qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Ping Fu	4,719,985	454,132	6,102,638

Ms. Fu was re-elected as a Class I director of the Company to serve until the Company’s 2027 annual meeting of stockholders or until the election and qualification of her successor in office, subject to her earlier death, resignation, retirement, disqualification or removal.

Proposal 2: A non-binding advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,591,632	437,198	145,287	6,102,638

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 3: A non-binding advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
3,150,952	117,794	1,809,458	95,913	6,102,638

In light of the vote of the stockholders on Proposal 3, the Company has determined to hold future advisory votes on named executive officer compensation every year until the next required stockholder vote on the frequency of such votes is held or until the board of directors of the Company (the “Board”) otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

Proposal 4: Ratification of the selection of Marcum LLP, or CBIZ CPAs P.C., assuming the Company, acting through the Audit Committee of the Board, elects to engage CBIZ CPAs P.C., and subject to the completion of CBIZ CPAs P.C.’s customary client acceptance procedures, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

Votes For	Votes Against	Votes Abstained
10,476,752	656,737	143,266

The stockholders voted to ratify the selection of Marcum LLP, or CBIZ CPAs P.C., assuming the Company, acting through the Audit Committee of the Board, elects to engage CBIZ CPAs P.C., and subject to the completion of CBIZ CPAs P.C.’s customary client acceptance procedures, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

Date: February 14, 2025	By:	/s/ John J. Juric
Name: John J. Juric
Title: Chief Financial Officer